Exhibit 99.1
                                                                    ------------


                   AMENDED AND RESTATED JOINT FILING AGREEMENT
                          PURSUANT TO RULE 13d-1(k)(1)
                          ----------------------------

     The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument. This Amended and Restated Joint Filing Agreement amends and restates in its entirety that certain Joint Filing Agreement, dated as of October 13, 2006, originally filed with the Original 13G by the undersigned on October 13, 2006.


Dated: February 12, 2007



                                        QUADRANGLE DEBT RECOVERY ADVISORS LP


                                        By:  /s/ Michael Weinstock
                                             -----------------------------------
                                             Name:  Michael Weinstock
                                             Title: Managing Principal



                                        QDRF MASTER LTD

                                        By: Quadrangle Debt Recovery Advisors
                                            LP, its investment advisor


                                        By:  /s/ Michael Weinstock
                                             -----------------------------------
                                            Name:  Michael Weinstock
                                            Title: Managing Principal

                                        MICHAEL WEINSTOCK


                                        /s/ Michael Weinstock
                                        ----------------------------------------



                                        CHRISTOPHER SANTANA

                                        /s/ Christopher Santana
                                        ----------------------------------------



                                        ANDREW HERENSTEIN


                                       /s/ Andrew Herenstein
                                       -----------------------------------------



                                        JOSIAH ROTENBERG


                                        By: /s/ Robert Burns
                                            ------------------------------------
                                            Name:  Robert Burns
                                            Title: Attorney-in-Fact









          [AMENDED AND RESTATED JOINT FILING AGREEMENT FOR SCHEDULE 13G
                     WITH RESPECT TO THE MILLS CORPORATION]